As filed with the Securities and Exchange Commission on August 23, 2007
Registration No. 333-124478

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRICO MARINE SERVICES, INC.
(Exact name of Registrants as specified in their charters)

Delaware (State or other jurisdiction of incorporation or organization)	72-1252405 (I.R.S. Employer Identification Number)
3200 SOUTHWEST FREEWAY, SUITE 2950
HOUSTON, TEXAS 77027
(713) 780-9926
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)
RISHI A. VARMA
CHIEF ADMINISTRATIVE OFFICER, VICE PRESIDENT AND GENERAL COUNSEL
TRICO MARINE SERVICES, INC.
3200 SOUTHWEST FREEWAY, SUITE 2950
HOUSTON, TEXAS 77027
(713) 780-9926
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Kevin P. Lewis
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, Texas 77002-6760
(713) 758-2222

Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.      ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

EXPLANATORY NOTE
ITEM 16. Exhibits
SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE
     This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-124478) is being filed to remove from registration all of the securities that remain unsold thereunder as of the date of filing of this Post-Effective Amendment in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K.

ITEM 16. Exhibits

Exhibit
Number	Exhibit Title
24.1	Power of Attorney (included on the signature page to the registration statement on Form S-3 (Registration Nos. 333-124478) filed April 29, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of August, 2007.

TRICO MARINE SERVICES, INC.
By:	/s/ Joseph S. Compofelice
	Name:	Joseph S. Compofelice
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on August 23, 2007.

Signature	Title

/s/ Joseph S. Compofelice	Chairman of the Board, President and Chief Executive Officer

Joseph S. Compofelice	(Principal Executive Officer)

*	Vice President and Chief Financial Officer

Geoff A. Jones	(Principal Financial and Accounting Officer)

*	Director

Per Staehr

*	Director

Richard A. Bachmann

*	Director

Edward C. Hutcheson, Jr.

*	Director

Myles W. Scoggins

*	Director

Kenneth M. Burke

* By:	/s/ Joseph S. Compofelice

	Name:	Joseph S. Compofelice Attorney in Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
24.1	Power of Attorney (included on the signature page to the registration statement on Form S-3 (Registration Nos. 333-124478) filed April 29, 2005.